                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   __________

                                   FORM 8-K/A

                                 CURRENT REPORT

                                   __________

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): JULY 23, 1998



                           LYONDELL CHEMICAL COMPANY
            (Exact name of registrant as specified in its charter)



                                   Delaware

                 (State or other jurisdiction of incorporation)



        1-10145                                        95-4160558
(Commission File Number)                    (IRS Employer Identification No.)



1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS                 77010
   (Address of principal executive offices)                    (Zip Code)


                                 (713) 652-7200
              (Registrant's telephone number, including area code)

Lyondell Chemical Company hereby amends its Current Report on Form 8-K filed on August 7, 1998, as amended by its Form 8-K/A filed on September 25, 1998, by the addition of the following financial information relating to ARCO Chemical Company and the acquisition thereof by Lyondell Chemical Company.


                                     INDEX

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial Statements of Business Acquired

               1. ARCO Chemical Company consolidated balance sheets as of June
                  30, 1998 and December 31, 1997, the consolidated statements of income, and comprehensive income for the three and six months ended June 30, 1998 and 1997, and the consolidated statements of cash flows for the six months ended June 30, 1998 and 1997.


                                                                      Page No.
                                                                      --------

               Consolidated Statements of Income                          2
               Consolidated Balance Sheet                                 3
               Consolidated Statements of Cash Flows                      4
               Consolidated Statements of Comprehensive Income            5
               Notes to Consolidated Financial Statements - Unaudited     6

                     ARCO CHEMICAL COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                  (Millions of Dollars, Except Per Share Data)



                                          Three Months Ended          Six Months Ended
                                                June 30,                  June 30,
                                          ------------------          ----------------
                                          1998          1997          1998        1997
                                          ----          ----          ----        ----

Sales and other operating revenues        $ 882         $ 956       $1,816      $1,985
Costs and other operating expenses          650           795        1,370       1,639
                                          -----         -----       ------      ------
   Gross profit                             232           161          446         346

Selling, general and administrative
  expenses                                   70            67          122         135
Research and development                     17            20           34          41
Restructuring and other charges             (20)            -          (20)          -
                                          -----         -----       ------      ------
   Operating income                         165            74          310         170

Interest expense                            (18)          (20)         (36)        (42)
Other income (expense), net                   7            (1)          15          (2)
                                          -----         -----       ------      ------
   Income before income taxes               154            53          289         126

Provision for income taxes                   44            18           87          43
                                          -----         -----       ------      ------

   Net income                             $ 110         $  35       $  202      $   83
                                          =====         =====       ======      ======

   Earnings per share:
         Basic                            $1.13         $ .36       $ 2.08      $  .86
                                          =====         =====       ======      ======
         Diluted                          $1.13         $ .36       $ 2.07      $  .86
                                          =====         =====       ======      ======

   Cash dividends paid per share          $ .70         $ .70       $ 1.40      $ 1.40
                                          =====         =====       ======      ======





                            See accompanying notes.

                             ARCO CHEMICAL COMPANY
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                             (Millions of Dollars)


                                                  June 30,    December 31,
                                                    1998        1997
                                                    ----        ----

                                     ASSETS

Current assets:
   Cash and cash equivalents                      $   14      $   29
   Accounts receivable, net                          583         612
   Inventories                                       477         484
   Prepaid expenses and other current assets          30          21
                                                  ------      ------
      Total current assets                         1,104       1,146

Investments and long-term receivables                 60          64
Property, plant and equipment, net                 2,527       2,534
Deferred charges and other assets (net of
   accumulated amortization of $119 in 1998
   and $113 in 1997)                                 355         372
                                                  ------      ------
      Total assets                                $4,046      $4,116
                                                  ======      ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                  $   94      $   98
   Long-term debt due within one year                 23          23
   Accounts payable                                  218         304
   Taxes payable                                      35          56
   Other accrued liabilities                         259         278
                                                  ------      ------
      Total current liabilities                      629         759
                                                  ------      ------

Long-term debt                                       776         792
Other liabilities and deferred credits               225         215
Deferred income taxes                                359         338
Minority interest                                    209         219

Stockholders' equity:
   Common stock                                      100         100
   Additional paid-in capital                        882         880
   Retained earnings                                 968         902
   Foreign currency translation                      (34)        (14)
   Treasury stock, at cost                           (68)        (75)
                                                   ------      ------
   Total stockholders' equity                       1,848       1,793
                                                   ------      ------

     Total liabilities and stockholders' equity    $4,046      $4,116
                                                   ======      ======

                            See accompanying notes.

                             ARCO CHEMICAL COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                             (Millions of Dollars)


                                                              Six Months
                                                                Ended
                                                               June 30,
                                                            -------------
                                                            1998     1997
                                                            ----     ----
Cash flows from operating activities
      Net income                                           $ 202    $  83
      Adjustments to reconcile net income to net cash
          provided by operating activities:
            Depreciation and amortization                    105      116
            Deferred income taxes                             42        8
            Changes in working capital accounts              (88)      (1)
            Restructuring and other charges                  (20)       -
            Other                                              1        4
                                                           -----    -----
      Net cash provided by operating activities              242      210
                                                           -----    -----
  Cash flows from investment activities
      Capital expenditures                                  (117)    (127)
      Proceeds from asset sales                                -       20
      Other                                                    9       15
                                                           -----    -----
      Net cash used in investment activities                (108)     (92)
                                                           -----    -----
 Cash flows from financing activities
      Dividends paid                                        (136)    (136)
      Repayment of long-term debt                            (14)    (172)
      Proceeds from issuance of long-term debt                 -      158
      Net (repayment of) proceeds from notes payable          (7)      46
      Other                                                    9        8
                                                           -----    -----
      Net cash used in financing activities                 (148)     (96)
                                                           -----    -----
 Effect of exchange rate changes on cash                      (1)      (4)
                                                           -----    -----
 Net increase in cash and cash equivalents                   (15)      18

 Cash and cash equivalents at beginning of year               29       70
                                                           -----    -----
 Cash and cash equivalents at end of period                $  14    $  88
                                                           =====    =====

                            See accompanying notes.

                             ARCO CHEMICAL COMPANY
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (Unaudited)
                             (Millions of Dollars)


                                               Three Months Ended       Six Months Ended
                                                    June 30,                June 30,
                                               ------------------        ----------------
                                               1998          1997       1998        1997
                                              -----          ----       ----        ----

Net income                                     $ 110         $ 35      $ 202       $  83

Foreign currency translation, net of tax          (1)         (16)       (20)        (56)
                                               -----         -----     -----       -----
Comprehensive income                           $ 109         $ 19      $ 182       $  27
                                               =====         =====     =====       =====





                            See accompanying notes.

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

NOTE A.  BASIS OF PRESENTATION

         The foregoing financial information is unaudited and has been prepared from the records of ARCO Chemical Company (the Company). In the opinion of management, the financial information reflects all adjustments (consisting only of items of a normal recurring nature, except for the restructuring and other charges) necessary for a fair statement of financial position and results of operations in conformity with generally accepted accounting principles. Certain amounts in 1997 have been reclassified for comparative purposes. These interim financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 1997.

NOTE B.  GEOGRAPHIC INFORMATION

         The Company is an international manufacturer of intermediate chemicals and specialty chemical products, which it principally markets to other industrial concerns. The Company operates in one industry segment. The geographic distribution of the Company's markets is indicated by the table below. Total revenues are summarized geographically by destination (customer location) and by origin (point of sale); intercompany sales between geographic areas are excluded.

                                               Three Months Ended         Six Months Ended
                                                     June 30,                 June 30,
                                               ------------------         ------------------
                                               1998          1997          1998         1997
                                               ----          ----          ----         ----
                                                            (Millions of Dollars)
Total revenues (by destination)
   United States                               $479          $480        $  956         $1,011
   Europe                                       224           255           475            519
   Other foreign                                179           221           385            455
                                               ----          ----        ------         ------
         Total                                 $882          $956        $1,816         $1,985
                                               ====          ====        ======         ======

Total revenues (by origin)
   United States                               $547          $582        $1,114         $1,221
   Europe                                       258           277           539            569
   Other foreign                                 77            97           163            195
                                               ----          ----        ------         ------
         Total                                 $882          $956        $1,816         $1,985
                                               ====          ====        ======         ======
Pretax earnings
   United States                               $169          $105        $  305         $  196
   Europe                                         1           (32)           16            (30)
   Other foreign                                  2             -             4              2
   Interest expense                             (18)          (20)          (36)           (42)
                                               ----          ----        ------         ------
         Total                                 $154          $ 53        $  289         $  126
                                               ====          ====        ======         ======

     Pretax earnings include royalty charges made to foreign operations for the use of Company technology.

NOTE C. INVENTORIES

        Inventories at June 30, 1998 and December 31, 1997 comprised the following categories:

                                             1998                    1997
                                             ----                    ----

                                                 (Millions of Dollars)

   Finished goods                            $304                    $336
   Work-in-process                             49                      45
   Raw materials                               81                      58
   Materials and supplies                      43                      45
                                             ----                    ----

           Total                             $477                    $484
                                             ====                    ====



NOTE D.  PROPERTY, PLANT AND EQUIPMENT, NET

         Property, plant and equipment, at cost, and related accumulated depreciation at June 30, 1998 and December 31, 1997 were as follows:


                                             1998                    1997
                                             ----                    ----

                                                 (Millions of Dollars)

   Property, plant and equipment           $4,193                  $4,149
   Less:  accumulated depreciation          1,666                   1,615
                                           ------                  ------

           Total                           $2,527                  $2,534
                                           ======                  ======

NOTE E.  CONTINGENCIES

         The Company and its subsidiaries are involved in a number of lawsuits, all of which have arisen in the ordinary course of the Company's business. The Company is unable to predict the outcome of these matters, but does not believe, based upon currently available facts, that the ultimate resolution of such matters will have a material adverse effect on the consolidated financial statements of the Company.

         The Company is subject to other loss contingencies pursuant to federal, state, local, and foreign environmental laws and regulations. These contingencies include possible obligations to remove or mitigate the effects on the environment of the past disposal or release of certain chemical substances at various sites (remediation costs). The Company continues to evaluate the amount of these remediation costs and periodically adjusts its reserve for remediation costs and its estimate of additional environmental loss contingencies based on progress made in determining the magnitude, method and timing of the remedial actions that may be required by government authorities and an evaluation of the Company's potential liability in relation to the liability and financial resources of any other potentially responsible parties.

         At June 30, 1998, the Company's environmental liability totaled $44 million, which reflected the Company's latest assessment of potential future remediation costs associated with existing sites. A significant portion of the liability is related to the Beaver Valley plant site, located in Monaca,
Pennsylvania.   The Company sold the Beaver Valley plant assets to NOVA
Chemicals Inc. (NOVA) on September 30, 1996, but retained ownership of the land at the Beaver Valley plant site, substantial portions of which were leased to NOVA. On October 20, 1997, the Company, Beazer East, Inc. (Beazer) and the Pennsylvania Department of Environmental Protection (PADEP) entered into a consent agreement that acknowledged the completion of remedial investigations and conditionally approved the proposed remediation methods at the Beaver Valley plant site, all pursuant to a 1994 work plan previously agreed to by the Company and PADEP. Following execution of the consent agreement, the Company transferred to NOVA title to the previously leased portions of the land at the Beaver Valley plant site. The Company continues to retain responsibility for remediation of the land. Final approval of the remediation methods is subject to PADEP's approval of risk assessment studies to be submitted by the Company in the near future. The Company has an agreement with Beazer whereby Beazer has agreed to pay for approximately 50 percent of the Beaver Valley plant site remediation costs. The Company and Beazer have reached an agreement with the U.S. government whereby the government will pay 28.5 percent of the costs incurred by the Company and Beazer for remediation of substantial portions of the Beaver Valley site.

         The remainder of the liability is related to four other plant sites and one federal Superfund site for amounts ranging from $2 million to $13 million per site. The Company is involved in administrative proceedings or lawsuits relating to a minimal number of other Superfund sites. However, the Company estimates, based on currently available information, that potential loss contingencies associated with these sites, individually and in the aggregate, are not significant. Substantially all amounts accrued are expected to be paid out over the next five to ten years.

         The Company relies upon remedial investigation/feasibility studies (RI/FS) at each site as a basis for estimating remediation costs at the site. The Company has completed RI/FS or preliminary assessments at most of its sites. However, selection of the remediation method and the cleanup standard to be applied are, in most cases, subject to approval by the appropriate government authority. Accordingly, the Company may have possible loss contingencies in excess of the amounts reserved to the extent the scope of remediation required, the final remediation method selected and the cleanup standard applied vary from the assumptions used in estimating the liability. The Company estimates that the upper range of these possible loss contingencies should not exceed the amount accrued by more than $65 million.

         The extent of loss related to environmental matters ultimately depends upon a number of factors, including technological developments, changes in environmental laws, the number and ability to pay of other parties involved at a particular site and the Company's potential involvement in additional environmental assessments and cleanups. Based upon currently known facts, management believes that any remediation costs the Company may incur in excess of the amounts accrued or disclosed above would not have a material adverse impact on the Company's consolidated financial statements.

         The Company and the Atlantic Richfield Company (ARCO) are parties to an agreement whereby the Company has indemnified ARCO against certain claims or liabilities that ARCO may incur relating to ARCO's former ownership and operation of the oxygenates and polystyrenics businesses of the Company, including liabilities under laws relating to the protection of the environment and the workplace and liabilities arising out of certain litigation. ARCO has indemnified the Company with respect to claims or liabilities and other matters of litigation not related to the assets or businesses reflected in the consolidated financial statements. ARCO has also indemnified the Company for certain federal, foreign, state, and local taxes that might be assessed upon audit of the operations of the Company included in its consolidated financial statements for periods prior to the July 1, 1987 formation of the Company.

NOTE F.  EARNINGS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share." SFAS No. 128 required companies to adopt its provisions in financial statements issued for periods ending after December 15, 1997 and required restatement of all prior earnings per share ("EPS") data presented. Basic EPS is based on the average number of common shares outstanding during each period. Diluted EPS includes the effect of outstanding stock options.

                                                                     Three Months Ended June 30,
                                                                        1998             1997
                                                                        ----             ----
                                                                     Shares   EPS Shares     EPS
                                                                     ------   --- ------     ---
                                                                (Millions, except per share amounts)
Earnings per Share:
     Basic.................................                            97.4 $1.13   96.9   $0.36
     Dilutive effect of options............                             0.3     -    0.1       -
                                                                       ---- -----    ---   -----
     Diluted...............................                            97.7 $1.13    97.0  $0.36
                                                                       ==== =====    ====  =====


                                                                       Six Months Ended June 30,
                                                                        1998             1997
                                                                        ----             ----
                                                                     Shares   EPS Shares     EPS
                                                                     ------   --- ------     ---
                                                                (Millions, except per share amounts)
Earnings per Share:
     Basic.................................                            97.3 $2.08   96.9   $0.86
     Dilutive effect of options............                             0.2  (0.1)   0.1       -
                                                                       ---- -----   ----   -----
     Diluted                                                           97.5 $2.07   97.0   $0.86
                                                                       ==== =====   ====   =====


NOTE G.  SUPPLEMENTAL CASH FLOW INFORMATION

         Following is supplemental cash flow information for the six months ended June 30, 1998 and 1997:

                                                                                1998      1997
                                                                                ----      ----
                                                                            (Millions of Dollars)
Changes in working capital-increase (decrease) in cash:
      Accounts receivable                                                       $ 25      $ (1)
      Inventories                                                                 (1)       14
      Prepaid expense and other current assets                                   (10)       (9)
      Accounts payable                                                           (82)      (24)
      Taxes payable                                                              (22)       10
      Other accrued liabilities                                                    2         9
                                                                                ----      ----
      Changes in working capital accounts                                       $(88)     $ (1)
                                                                                ====      ====

      The above changes exclude the effects of foreign exchange rate changes.

Cash paid during the period for:
      Interest (net of amount capitalized)                                      $ 37      $ 42
                                                                                ====      ====
      Income taxes                                                              $ 68      $ 26
                                                                                ====      ====


NOTE H.  RESTRUCTURING PROGRAM

         During the third quarter 1997, the Company recorded a pretax charge of $175 million related to a previously announced restructuring program, which included a review of all operations and assets. Activities related to the restructuring program are expected to continue through the end of 1998. The restructuring charge included $75 million of personnel-related costs and $23 million of exit costs. Other charges included $77 million related to the review of assets.

         Personnel costs included severance, pension enhancements, and other ancillary costs for the reduction of approximately 630 employees worldwide in manufacturing, commercial, research, and administrative activities. Severance payments and other ancillary costs, which will be paid from Company funds, accounted for $54 million of the accrued liability. Certain of these payments can be deferred at the election of employees, and the Company estimates that such payments will take place over the next two to three years. Exit costs included costs of canceling long-term contracts and leases related to certain production, sales and administrative facilities, including $7 million related to the write down of production assets.

         Through June 30, 1998, approximately 430 employees have been terminated and approximately $23 million of severance and ancillary costs have been paid
out and charged against the accrued liability.   Additionally, in the second
quarter 1998, the Company reversed a $20 million over accrual, consisting primarily of personnel costs related to approximately 140 involuntary employee terminations. Higher than anticipated voluntary resignations, attributed to the robust labor market, resulted in the lower involuntary terminations. There were no significant payments of exit costs.

NOTE I.  COMPREHENSIVE INCOME

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which requires prominent disclosure of comprehensive income, as defined, including comparative disclosure in interim financial statements.


NOTE J:  SUBSEQUENT EVENTS

         On June 18, 1998, the Company and Lyondell Petrochemical Company ("Lyondell") entered into an agreement under which the Company would be acquired by Lyondell pursuant to an all-cash tender offer of $57.75 per share for all outstanding shares of the Company's stock followed by a merger of the Company with Lyondell Acquisition Corporation. The tender offer expired at midnight on July 22, 1998. On July 28, 1998, the Company merged with Lyondell Acquisition Corporation and the Company, as survivor, became a wholly owned subsidiary of Lyondell. The acquisition will be accounted for as a purchase by Lyondell. The accompanying financial statements reflect the historical accounting basis of the Company prior to the acquisition.

         As of December 31, 1997, the Company reported total capital commitments of approximately $500 million. A substantial portion of such commitments related to the construction of a new propylene oxide plant (designated PO-11) in Rotterdam, The Netherlands. In August 1998, following its acquisition of the Company, Lyondell announced that it was delaying construction of the plant and was reevaluating the siting. Lyondell will incur certain costs in connection with the decision to delay, which are expected to be substantially less than the
commitment amounts.   Concurrently, Lyondell is reevaluating a previously
announced butanediol (BDO) plant, which is in the definition stage, proposed for the same site. Lyondell canceled certain foreign currency forward, zero-cost range forward option, and purchased option contracts originally designed to reduce the foreign exchange exposure on the PO-11 and BDO plant capital commitments. These canceled derivative instruments accounted for a substantial portion of the Company's derivative instrument position at June 30, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LYONDELL CHEMICAL COMPANY



                                    By:  /s/ Van Billet
                                         ___________________________________
                                         Van Billet
                                         Vice President and Controller
                                         (Principal Accounting Officer)



Date: October 2, 1998